Exhibit 3(iii)

BYLAWS OF SUN CITY INDUSTRIES, INC.

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to

the last annual meeting of stockholders.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or an Executive Officer and shall be held at such place, on such date,

and at such time as the persons or person calling the special meeting shall fix.

Section 3. Notice of Meetings.

Notice of the place, date and time of all meetings of the stockholders shall be given in writing or by electronic transmission, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of

Incorporation of the corporation).

When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however,

that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to

another place, date, or time.

If a notice of any adjourned special meeting of stockholders is given to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law,

those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the corporation or,

in the absence of the Chief Executive Officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present,

in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence

of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, if authorized by the Board of Directors, or by electronic transmission and presented in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law. All voting,

including on the election of directors, but accepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder (or a person acting as proxy for a stockholder) entitled to vote,

a stock vote shall be taken. Every stock vote shall be taken by ballot. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 8. Stock List.

The corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii)

during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by a stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, provided that the Board of Directors may in its discretion permit another form of delivery for consents given by electronic transmission. Every written consent shall bear the date of signature of each stockholder who signs the consent.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be one. Each director shall be elected for a term of one year. A director whose term has expired and whose directorship has not been eliminated by a decrease in the number of directors effective upon the expiration of the director's one year term, shall continue in office until such director’s successor is elected and qualified,

except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office may elect persons to serve in such newly-created directorships for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.

If the office of any director becomes vacant by reason of death,

resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until a successor is elected and qualified.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized in writing among all directors. A separate notice of each such regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as the person or persons calling the special meeting shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by transmitting the same by facsimile or other means of electronic transmission not less than twenty-four hours before the meeting.

Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings by Conference Telephone or other

Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard by each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present,

except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

Section 9. Compensation of Directors.

Directors, as such, may receive such fees or other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, and the Board of Directors may from time to time determine. Directors may be reimbursed for actual out-of-pocket expenses incurred by them in the performance of their duties as directors.

Section 10. Indemnification of Officers and Directors.

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal,

administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise,

whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss

(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this Section 10 or otherwise.

The rights conferred by this Section 10 shall not be exclusive of any other right to indemnification or advancement of expenses which a person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS

Section 1. Generally.

The officers of the corporation shall consist of a Chief Executive Officer,

a President, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the

Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive of a corporation or which are delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.

Section 3. President.

The president, if one be elected by the Board of Directors, shall have such duties and powers as may be delegated to him or her by the Board of Directors.

The Board of Directors may delegate to the president the duties and powers of the Chief Executive Officer in the event both of the Executive

Officer is absent or disabled.

Section 4. Vice President.

Each vice president, if any be elected by the Board of Directors, shall have such powers and duties as may be delegated to him or her by the Board of

Directors. One vice president may be designated by the board to perform the duties and exercise the powers of the president in the event of the president's absence or disability.

Section 5. Treasurer.

The treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. The treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Secretary.

The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these bylaws.

Section 8. Removal.

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 9. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the board of directors or the president or a vice president of the corporation, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by such stockholder.

Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws,

an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof,

the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change,

conversion or exchange of stock, or for the purpose of any other lawful action,

the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted,

and which record date shall be not more than sixty days prior to such action.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock,

another may be issued in its place pursuant to such regulations as the Board of

Directors may establish (or in the absence of such regulations, pursuant to a resolution adopted by the Board of Directors) concerning proof of such loss,

theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may by resolution establish from time to time.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required by these bylaws to be given to any stockholder, director,

officer, employee or agent, shall be in writing or by electronic transmission and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, by transmitting such notice by facsimile or other means of electronic transmission or by sending such notice by Federal

Express or other similar private carrier providing evidence of delivery. Any such notice shall be addressed to such stockholder, director, officer, employee,

or agent at his or her last known address as the same appears on the books of the corporation, or in the case of notice by electronic transmission, to a number or electronic mail address at which such person has consented to receive notice. The time when such notice is received, if hand delivered, or dispatched,

if delivered through the mails, by telegram or mailgram or by private carrier,

shall be the time of the giving of the notice. Any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided,

however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (1) if by facsimile telecommunication,

when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

Section 2. Waivers.

A written waiver or waiver by electronic transmission of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may approve and adopt a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary.

If and when so directed by the Board of Directors or a committee thereof,

duplicates of the seal may be kept and used by the treasurer or by an assistant secretary or assistant treasurer. The use of facsimile seal is authorized.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of

Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, and upon such information,

opinions, reports and statements made to the corporation by any of its officers,

employees, or committees of the board of directors, or by any other person as to matters reasonably believed to be within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 4. Fiscal Year.

The fiscal year of the corporation shall be as fixed by the Board of

Directors.

Section 5. Time Periods.

In applying any provision of these bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII - AMENDMENTS

Section 1. Amendments.

These bylaws may be amended or repealed by the Board of Directors at any meeting or by the two thirds majority vote of the stockholders at any meeting.

IN WITNESS WHEREOF, said SUN CITY INDUSTRIES, Inc. has caused its corporate seal to be hereunto affixed and these

Restated Bylaws of the Corporation to be

signed by Michael F Manion

its President and Sole Director and adopted this

June 27, 2003.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officer.

SUN CITY INDUSTRIES, INC.

By_______________________________

President & Sole Director